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                                                                    EXHIBIT 10.7

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                         LICENSE ACQUISITION AGREEMENT

                                    between

                              ABC WIRELESS, L.L.C.

                                      and

                             AT&T WIRELESS PCS, LLC

                         Dated as of February 28, 2000

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                               TABLE OF CONTENTS

ARTICLE I DEFINITIONS .........................................................1

ARTICLE II PURCHASE AND SALE OF LICENSES; PAYMENT OF
      PURCHASE PRICE ..........................................................3
      2.1   Purchase and Sale of Licenses .....................................3
      2.2   Payment of Purchase Price .........................................3
ARTICLE III CLOSING ...........................................................3
      3.1   Time and Place of Closing .........................................3
      3.2   Closing Actions and Deliveries ....................................4
            (1)   Assignment of Licenses ......................................4
            (2)   Closing Payment .............................................4
            (3)   Other Deliveries ............................................4
      3.3   Payment of Transfer Taxes .........................................4
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF ABC ..............................4
      4.1   Formation, Power and Authority ....................................4
      4.2   Consents; No Conflicts ............................................5
      4.3   Litigation ........................................................6
      4.4   Brokers ...........................................................6
      4.5   ABC Licenses ......................................................6

ARTICLE V REPRESENTATIONS AND WARRANTIES OF THE COMPANY .......................6
      5.1   Organization, Power and Authority .................................6
      5.2   Consents; No Conflicts ............................................7
      5.3   Litigation ........................................................8
      5.4   FCC Compliance ....................................................8
      5.5   Brokers ...........................................................8
ARTICLE VI COVENANTS ..........................................................8
      6.1   Consummation of Transaction .......................................8
      6.2   Confidentiality ...................................................9
      6.3   Certain Covenants ................................................10
      6.4   FCC Filings ......................................................11
ARTICLE VII CLOSING CONDITIONS ...............................................11
      7.1   Conditions to Obligations of All Parties .........................11
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      7.2   Conditions to Obligations of the Company .........................12
ARTICLE VIII SURVIVAL AND INDEMNIFICATION ....................................13
      8.3   Indemnification by the Company ...................................14
      8.4   Procedures .......................................................14
ARTICLE IX TERMINATION .......................................................16
      9.1   Termination ......................................................16
      9.2   Effect of Termination ............................................16
ARTICLE X MISCELLANEOUS PROVISIONS ...........................................16
      10.1  Amendment and Modification .......................................16
      10.2  Waiver of Compliance; Consents ...................................16
      10.3  Notices ..........................................................17
      10.4  Parties in Interest; Assignment ..................................17
      10.5  Applicable Law ...................................................18
      10.6  Counterparts .....................................................18
      10.7  Interpretation ...................................................18
      10.8  Entire Agreement .................................................18
      10.9  Publicity ........................................................18
      10.10 Specific Performance .............................................18
      10.11 Remedies Cumulative ..............................................19

                             SCHEDULES AND EXHIBITS

Schedule I        ABC Licenses

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                         LICENSE ACQUISITION AGREEMENT

            LICENSE ACQUISITION AGREEMENT, dated as of February 28, 2000, between ABC WIRELESS, L.L.C., a Delaware limited liability company ("ABC"), and AT&T Wireless PCS, LLC, a Delaware limited liability company (the "Company").

            WHEREAS, ABC has been granted the 30 MHz PCS licenses described on
Schedule I (each an "ABC License" and collectively, the "ABC Licenses"); and

            WHEREAS, ABC wishes to sell to the Company's qualified designee, and the Company wishes to acquire the right from ABC to direct the transfer of the ABC Licenses to a qualified designee, all on the terms and subject to the conditions herein set forth.

            NOW, THEREFORE, in consideration of the promises and the mutual representations, warranties, covenants, conditions and agreements hereinafter set forth, the parties agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

            As used herein, the following terms have the following meanings (unless indicated otherwise, all Section and Article references are to Sections and Articles in this Agreement, and all Schedule and Exhibit references are to Schedules and Exhibits to this Agreement):

            "ABC" has the meaning set forth in the preamble.

            "ABC License or Licenses" has the meaning set forth in the first recital.

            "Affiliate" means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with that Person. For purposes of this definition, "control" (including the terms "controlling" and "controlled") means the power to direct or cause the direction of the management and policies of a Person, directly or indirectly, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

            "Claim" has the meaning set forth in Section 8.4(1).

            "Closing" has the meaning set forth in Section 3.1.

            "Closing Date" has the meaning set forth in Section 3.1.

            "Company" has the meaning set forth in the preamble.
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            "Confidential Information" means any and all information regarding the business, finances, operations, products, services and customers of the Person specified and its Affiliates, in written or oral form or in any other medium.

            "Consents" means all consents and approvals of Governmental Authorities or other third parties necessary to authorize, approve or permit the parties hereto to consummate the Transaction and for the Company to operate its business after the Closing Date as currently contemplated.

            "FCC" means the Federal Communications Commission or similar regulatory authority established in replacement thereof.

            "FCC Law" means the Communications Act of 1934, as amended by the Telecommunications Act of 1996, and the rules, regulations and policies promulgated thereunder.

            "Final Order" has the meaning set forth in Section 7.1(1).

            "Governmental Authority" means a Federal, state or local court, legislature, governmental agency (including, without limitation, the United States Department of Justice), commission or regulatory or administrative authority or instrumentality.

            "Indemnified Party" has the meaning set forth in Section 8.4(1).

            "Indemnifying Party" has the meaning set forth in Section 8.4(1).

            "Law" means applicable common law and any statute, ordinance, code or other law, rule, permit, permit condition, regulation, order, decree, technical or other standard, requirement or procedure enacted, adopted, promulgated, applied or followed by any Governmental Authority.

            "License" means a license, permit, certificate of authority, waiver, approval, certificate of public convenience and necessity, registration or other authorization, consent or clearance to construct or operate a facility, including any emissions, discharges or releases therefrom, or to transact an activity or business, to construct a tower or to use an asset or process, in each case issued or granted by a Governmental Authority.

            "License Transfer" has the meaning set forth in Section 3.2(1)(b).

            "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest, right of first refusal or right of others therein, or encumbrance of any nature whatsoever in respect of such asset.

            "Losses" has the meaning set forth in Section 8.2.

            "Material Adverse Effect" means a material adverse effect on the business, financial condition, assets, liabilities or results of operations or prospects of the Person specified.


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            "New York Courts" has the meaning set forth in Section 10.5.

            "Person" means an individual, corporation, partnership, limited liability company, association, joint stock company, Governmental Authority, business trust, unincorporated organization, or other legal entity.

            "Pops" means the Paul Kagan Associates, Inc. estimate of the 1999 population of a geographic area.

            "Representatives" has the meaning set forth in Section 6.2(1).

            "Section 8.2 Indemnified Party" has the meaning set forth in Section 8.2.

            "Section 8.3 Indemnified Party" has the meaning set forth in Section 8.3.

            "Securities Act" means the Securities Act of 1933, as amended.

            "Transaction" means the transaction contemplated by this Agreement.

                                   ARTICLE II

            PURCHASE AND SALE OF LICENSES; PAYMENT OF PURCHASE PRICE

      2.1 Purchase and Sale of Licenses. Upon the terms and subject to the conditions hereof and in reliance upon the representations, warranties and agreements herein contained, at the Closing, ABC shall sell, transfer, assign, convey and deliver to the Company's qualified designee, free and clear of all Liens, and the Company agrees to cause its qualified designee to purchase, acquire and accept from ABC, the ABC Licenses identified on Schedule I.

      2.2 Payment of Purchase Price. Upon the terms and subject to the conditions hereof and in reliance upon the representations, warranties and agreements herein contained, and in consideration of the assignment of the ABC Licenses, at Closing, the Company shall pay to ABC in immediately available funds, an amount equal to Six Million Eight Hundred Sixty-Seven Thousand Seven Hundred Fifty Dollars ($6,867,750) (the "Purchase Price").

                                  ARTICLE III

                                    CLOSING

      3.1 Time and Place of Closing. Upon the terms and subject to the conditions hereof, the closing of the Transaction (the "Closing") shall take place at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., Boston, MA at 10:00 a.m. local time on the twelfth (12th) business day following the date of receipt of the last Consent required by subsections (1) through (3) of Section 7.1, or at such other place and/or time and/or on


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such other date as the parties may agree or as may be necessary to permit the fulfillment or waiver of the conditions set forth in Article VII (the "Closing Date").

      3.2 Closing Actions and Deliveries. Upon the terms and subject to the satisfaction or waiver by the appropriate party, if applicable, of the conditions set forth in Article VII, to effect the purchase and sale of the ABC Licenses, the parties shall on the Closing Date take the following actions:

            (1) Assignment of Licenses. (a) ABC shall pay and satisfy in full any and all loans, debts, obligations or other commitments secured by the ABC Licenses in a manner sufficient to remove any and all Liens created thereby; and

                  (b) ABC shall execute and deliver to the Company one or more instruments of assignment, in a form reasonably acceptable to the Company, sufficient to assign to the Company's qualified designee the ABC Licenses (such assignment being herein referred to as the "License Transfer").

            (2) Closing Payment. The Company shall deliver or cause to be delivered to ABC, the Purchase Price by wire transfer or other form of immediately available funds.

            (3) Other Deliveries. The parties shall execute and deliver or cause to be executed and delivered all other documents, instruments, opinions and certificates contemplated by this Agreement to be delivered at the Closing or necessary and appropriate in order to consummate the Transaction.

      3.3 Payment of Transfer Taxes. The Company shall pay or cause to be paid at the Closing or, if due thereafter, promptly when due, all gross receipts taxes, gains taxes (including, without limitation, real property gains tax or other similar taxes), transfer taxes, sales taxes, stamp taxes, and any other taxes, but excluding any Federal, State or local income taxes payable in connection with the transfer of the ABC Licenses.

                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF ABC

ABC represents and warrants to the Company as follows:

                        4.1 Formation, Power and Authority.

            (1) It is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware and has the requisite power and authority to own, lease and operate its properties


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                  and to carry on its business as now being conducted and
                  proposed to be conducted.

            (2) It has the requisite power and authority to execute, deliver and perform this Agreement and each other instrument, document, certificate and agreement required or contemplated to be executed, delivered and performed by it hereunder and thereunder to which it is or will be a party.

            (3) It is duly qualified to do business in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary other than any such jurisdiction in which the failure to be so qualified would not have a Material Adverse Effect on it or materially adversely affect the Transaction or its ability to perform its obligations under this Agreement.

            (4) The execution and delivery of this Agreement by it and the consummation of the Transaction by it have been duly and validly authorized by its Board of Directors (or equivalent body) and no other proceedings on its part which have not been taken (including, without limitation, approval of its members, managers or other constituent bodies, as the case may be) are necessary to authorize this Agreement or to consummate the Transaction.

            (5) This Agreement has been duly executed and delivered by it and constitutes the valid and binding obligation of it, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and may be subject to general principles of equity.

            (6) As of the Closing, after giving effect to the Transaction, it is not in breach of any obligation under this Agreement.

      4.2 Consents; No Conflicts. Neither the execution, delivery and performance by it of this Agreement nor the consummation of the Transaction will
(a) conflict with, or result in a breach or violation of, any provision of its organizational documents; (b) constitute, with or without the giving of notice or passage of time or both, a breach, violation or default, create a Lien, or give rise to any right of termination, modification, cancellation, prepayment or acceleration, under (i) any Law or License or (ii) any note, bond, mortgage, indenture, lease, agreement or other instrument, in each case which is applicable to or binding upon it or any of its assets; or (c) other than the consents of the FCC and its lenders, require any Consent or the approval of its members, officers, Board of Directors or similar constituent bodies, as the case may be (which approvals have not been obtained). There is no fact relating to it or its Affiliates that would be reasonably expected to prevent it from consummating the Transaction or disqualify the Company from


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obtaining the Consents (including without limitation, FCC Consent) required in order to consummate the License Transfer as provided for in this Agreement.

      4.3 Litigation. There is no action, proceeding or investigation pending or, to its knowledge threatened against it or any of its properties or assets that would be reasonably expected to have an adverse effect on its ability to consummate the Transaction or to fulfill its obligations under this Agreement, or which seeks to prevent or challenge the Transaction.

      4.4 Brokers. It has not employed any broker, finder or investment banker or incurred any liability for any brokerage fees, commissions or finder's fees in connection with the Transaction.

      4.5 ABC Licenses. It is the authorized legal holder of each ABC License, a true and correct copy of which is attached hereto as Schedule I, which, as of Closing, will be free and clear of any Liens. Each ABC License is valid and in full force and effect. There is not pending nor to its knowledge threatened against ABC or against any ABC License, any application, action, petition, objection or other pleading, or any proceeding with the FCC which questions or contests the validity of, or seeks the revocation, nonrenewal or suspension of, any ABC License, which seeks the imposition of any modification or amendment with respect thereto, or which would have a Material Adverse Effect on the ability of the Company to employ any ABC License in its business. None of the ABC Licenses is subject to any conditions other than those appearing on the face of such ABC License itself and those imposed by FCC Law. It complies in all material respects with all aspects of FCC Law, including: (i) the rules, regulations and policies pertaining to eligibility to hold Broadband PCS licenses in general, and the ABC Licenses, in particular, including without limitation Section 24.709 of the FCC's rules; and (ii) the rules, regulations and policies governing the CMRS spectrum cap and restricting foreign ownership of radio licenses.

                                   ARTICLE V

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to ABC as follows:

      5.1 Organization, Power and Authority.

            (1) It is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware and has the requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted and proposed to be conducted.

            (2) It has the requisite power and authority to execute, deliver and perform this Agreement and each other instrument, document, certificate and agreement required or contemplated to be executed,


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

                  delivered and performed by it hereunder and thereunder to which it is or will be a party.

            (3) It is duly qualified to do business in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary other than any such jurisdiction in which the failure to be so qualified would not have a Material Adverse Effect on it or materially adversely affect the Transaction or its ability to perform its obligations under this Agreement.

            (4) The execution and delivery of this Agreement by it and the consummation of the Transaction by it have been duly and validly authorized by its Board of Directors (or equivalent body) and no other proceedings on its part which have not been taken (including, without limitation, approval of its members, managers or other constituent bodies, as the case may be) are necessary to authorize this Agreement or to consummate the Transaction.

            (5) This Agreement has been duly executed and delivered by it and constitutes the valid and binding obligation of it, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and may be subject to general principles of equity.

            (6) As of the Closing, after giving effect to the Transaction, it is not in breach of any obligation under this Agreement.

      5.2 Consents; No Conflicts. Neither the execution, delivery and performance by it of this Agreement, nor the consummation of the Transaction will (a) conflict with, or result in a breach or violation of, any provision of its organizational documents; (b) constitute, with or without the giving of notice or passage of time or both, a breach, violation or default, create a Lien, or give rise to any right of termination, modification, cancellation, prepayment or acceleration, under (i) any Law or License, or (ii) any note, bond, mortgage, indenture, lease, agreement or other instrument, in each case which is applicable to or binding upon it or any of its assets; or (c) other than the consent of the FCC, require any Consent on its part or the approval of its Board of Directors or equivalent body (which approval has been obtained), except in each case where such breach, violation, default, Lien, right, or the failure to obtain or give such Consent would not have a Material Adverse Effect on it or materially adversely affect the Transaction or its ability to perform its obligations under this Agreement. To its knowledge, there is no fact relating to it or its Affiliates that would be reasonably expected to prevent it from consummating the Transaction or performing its obligations under this Agreement or disqualify it from obtaining the Consents (including without limitation, FCC Consent) required in order to consummate the License Transfer as provided for in this Agreement.


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

      5.3 Litigation. There is no action, proceeding or investigation pending or, to its knowledge, threatened against it or any of its properties or assets that would have an adverse effect on its ability to consummate the Transaction or to fulfill its obligations under this Agreement, or which seeks to prevent or challenge the Transaction. There is no judgment, decree, injunction, rule or order outstanding against it which would limit in any material respect its ability to operate its business in the manner currently contemplated.

      5.4 FCC Compliance. Its qualified designee will comply with all eligibility rules issued by the FCC to hold C Block broadband PCS licenses, including without limitation, FCC rules on foreign ownership and the CMRS spectrum cap.

      5.5 Brokers. The Company has not employed any broker, finder or investment banker or incurred any liability for any brokerage fees, commissions or finder's fees in connection with the Transaction.

                                   ARTICLE VI

                                   COVENANTS

      6.1 Consummation of Transaction. Each party shall use all commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable and consistent with applicable law to carry out all of their respective obligations under this Agreement, to consummate the Transaction, which efforts shall include, without limitation, the following:

            (1) The parties shall use all commercially reasonable efforts to cause the Closing to occur and the Transaction to be consummated in accordance with the terms hereof, and, without limiting the generality of the foregoing, to obtain all necessary Consents including, without limitation, the approval of this Agreement and the Transaction by all Governmental Authorities and agencies, including the FCC, and make all filings with and to give all notices to third parties which may be necessary or reasonably required in order for the parties to consummate the Transaction. ABC and the Company (or its qualified designee) shall make all filings with the FCC necessary to obtain FCC approval of the license transfers contemplated hereunder no later than ten (10) days following the date on which this Agreement is fully executed by each of ABC and the Company.

            (2) Each party shall furnish to the other party all information concerning such party and its Affiliates reasonably required for inclusion in any application or filing to be made by ABC or the Company or any other party in connection with the Transaction or otherwise to determine compliance with applicable FCC Rules.


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            (3)   Upon the request of any other party, each party shall
                  forthwith execute and deliver, or cause to be executed and delivered, such further instruments of assignment, transfer, conveyance, endorsement, direction or authorization and other documents as may reasonably be requested by such party in order to effectuate the purposes of this Agreement.

            Nothing in this Agreement shall be construed to require the parties to consummate the Closing if any regulatory approval would require that it (i) divest or hold separate any of its assets existing as of the date hereof other than as contemplated by this Agreement or (ii) otherwise take or commit to take any action that limits its freedom of action in any material respect with respect to any of its businesses, product lines or assets.

      6.2 Confidentiality.

            (1) Each party shall, and shall cause each of its Affiliates, and its and their respective shareholders, members, managers, directors, officers, employees and agents (collectively, "Representatives") to, keep secret and retain in strictest confidence any and all Confidential Information relating to any other party that it receives in connection with the negotiation or performance of this Agreement, and shall not disclose such Confidential Information, and shall cause its Representatives not to disclose such Confidential Information, to anyone except the receiving party's Affiliates and Representatives and any other Person that agrees in writing to keep in confidence all Confidential Information in accordance with the terms of this Section 6.2. Until the Closing, each party agrees to use Confidential Information received from another party only (i) to evaluate its interest in pursuing the Transaction and (ii) to pursue such Transaction, but not for any other purpose. All Confidential Information furnished pursuant to this Agreement shall be returned promptly to the party to whom it belongs upon request by such party.

            (2) The obligations set forth in Section 6.2(1) shall be inoperative with respect to Confidential Information that (i) is or becomes generally available to the public other than as a result of disclosure by the receiving party or its Representatives, (ii) was available to the receiving party on a non-confidential basis prior to its disclosure to the receiving party, or (iii) becomes available to the receiving party on a non-confidential basis from a source other than the providing party or its agents, provided that such source is not known by the receiving party to be bound by a confidentiality agreement with the providing party or the Representatives.

            (3) To the fullest extent permitted by law, if a party or any of its Affiliates or Representatives breaches, or threatens to commit a


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

                  breach of, this Section 6.2, the party whose Confidential Information shall be disclosed, or threatened to be disclosed, shall have the right and remedy to have this Section 6.2 specifically enforced by any court having jurisdiction, it being acknowledged and agreed that money damages will not provide an adequate remedy to such party. Nothing in this
                  Section 6.2 shall be construed to limit the right of any party to collect money damages in the event of breach of this
                  Section 6.2.

            (4) Anything else in this Agreement notwithstanding, each party shall have the right to disclose any information, including Confidential Information of the other party or such other party's Affiliates, in any filing with any regulatory agency, court or other authority or any disclosure to a trustee of public debt of a party to the extent that the disclosing party determines in good faith that it is required by Law, regulation or the terms of such debt to do so, provided that any such disclosure shall be as limited in scope as possible and shall be made only after giving the other party as much notice as practicable of such required disclosure and an opportunity to contest such disclosure if possible.

      6.3 Certain Covenants. From and after the execution and delivery of this Agreement to and including the Closing Date, ABC shall:

            (1) comply with all applicable Laws, including all such Laws relating to, or that would be reasonably expected to relate to, any ABC License or its use;

            (2)   maintain each ABC License in full force and effect;

            (3) except to effect the transfer of the ABC Licenses to the Company as contemplated hereunder, not (i) sell, transfer, assign or dispose of, or offer to, or enter into any agreement, arrangement or understanding to, sell, transfer, assign or dispose of any ABC License or any interest therein, or negotiate therefor, or (ii) create, incur or suffer to exist any Lien of any nature whatsoever relating to any ABC License or any interest therein. Without limiting the foregoing, ABC shall not incur any material obligation or liability, absolute or contingent, relating to or affecting any ABC License or its use.

            (4) give written notice to the Company promptly upon the commencement of, or upon obtaining knowledge of any facts that would give rise to a threat of, any claim, action or proceeding commenced against or relating to (i) it, its properties or assets, including any ABC License or its use, and which could have a Material Adverse Effect on it or materially adversely affect the Transaction, or (ii) any ABC License or its use;


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

            (5) promptly after obtaining knowledge of the occurrence of, or the impending or threatened occurrence of, any event which could cause or constitute a material breach of any of its warranties, representations, covenants or agreements contained in this Agreement, give notice in writing of such event, or occurrence or impending or threatened event or occurrence, to the other party and use best efforts to prevent or to promptly remedy such breach; and

            (6) cause the Company to be advised promptly in writing of (i) any event, condition or state of facts known to it, which has had or could have a Material Adverse Effect on it, or materially adversely affect any ABC License or its use or the Transaction or (ii) any claim, action or proceeding which seeks to enjoin the consummation of the Transaction.

      6.4 FCC Filings. From and after the execution and delivery of this Agreement to and including the Closing Date, ABC shall not make any filings with the FCC or agree to any proposal, settlement, amendment or alteration with the FCC with respect to any ABC License without the Company's prior written consent.

                                  ARTICLE VII

                               CLOSING CONDITIONS

      7.1 Conditions to Obligations of All Parties. The obligation of each of the parties to consummate the Transaction contemplated to occur at the Closing shall be conditioned on the following, unless waived by each of the parties:

            (1) The Consent of the FCC to the License Transfer shall have been obtained pursuant to a Final Order, free of any conditions materially adverse to the Company, its qualified designee or ABC. For the purposes of this paragraph, "Final Order" means an action or decision that has been granted by the FCC as to which (i) no request for a stay or similar request is pending, no stay is in effect, the action or decision has not been vacated, reversed, set aside, annulled or suspended and any deadline for filing such request that may be designated by statute or regulation has passed, (ii) no petition for rehearing or reconsideration or application for review is pending and the time for the filing of any such petition or application has passed, (iii) the FCC does not have the action or decision under reconsideration on its own motion and the time within which it may effect such reconsideration has passed, and (iv) no appeal is pending including other administrative or judicial review, or in effect and any deadline for filing any such appeal that may be designated by statute or rule has passed.


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

            (2) All Consents by any Governmental Authority (other than the Consents referred to in paragraph (1) above) required to permit the consummation of the Transaction, the failure to obtain or make which would be reasonably expected to have a Material Adverse Effect on the Company, its qualified designee or ABC or to materially adversely affect the Transaction or the parties' ability to perform their obligations under this Agreement shall have been obtained or made.

            (3) No preliminary or permanent injunction or other order, decree or ruling issued by a Governmental Authority, nor any statute, rule, regulation or executive order promulgated or enacted by any Governmental Authority, shall be in effect that would (i) impose material limitations on the ability of any party to consummate the Transaction or prohibit such consummation, or
                  (ii) impair in any material respect the operation of the Company.

            (4)   Receipt of the consent of ABC's lenders to the License
                  Transfer.

      7.2 Conditions to Obligations of the Company. The obligation of the Company to consummate the Transaction contemplated to occur at the Closing shall be further conditioned upon the satisfaction or fulfillment, at or prior to the Closing, of the following conditions by each of the other parties, unless waived by the Company:

            (1) The representations and warranties of ABC contained herein shall be true and correct in all material respects, in each case when made and at and as of the Closing (except for representations and warranties made as of a specified date, which shall be true and correct as of such date) with the same force and effect as though made at and as of such time.

            (2) ABC shall have performed in all respects all agreements contained herein required to be performed by it at or before the Closing.

            (3) All limited liability company and other proceedings of ABC in connection with the License Transfer, and all documents and instruments incident thereto, shall be satisfactory in form and substance to the Company, and ABC shall have delivered to the Company (or its qualified designee) such receipts, documents, instruments and certificates, in form and substance satisfactory to the Company, which the Company shall have requested.

            (4) The opinion of Wiley, Rein & Fielding, P.C., FCC counsel to ABC, dated the Closing Date, addressed to the Company, in a form reasonably acceptable to the Company.

      7.3 Conditions to the Obligations of ABC. The obligation of ABC to consummate the Transaction contemplated to occur at the Closing shall be further conditioned upon the satisfaction or fulfillment, at or prior to the Closing, of the following conditions, unless waived by ABC:

            (1) The representations and warranties of the Company contained herein shall be true and correct in all material respects, in each case when made and at and as of the Closing (except for representations and warranties made as of a specified date, which shall be true and correct as of such date) with the same force and effect as though made at and as of such time.

            (2) The Company and its qualified designee shall have performed in all respects all agreements contained herein required to be performed by them at or before the Closing.

            (3) All limited liability company and other proceedings of the Company and its qualified designee in connection with the License Transfer, and all documents and instruments incident thereto, shall be satisfactory in form and substance to the ABC, and the Company and its qualified designee shall have delivered to ABC such receipts, documents, instruments and certificates, in form and substance satisfactory to ABC, which ABC shall have requested.

                                  ARTICLE VIII

                          SURVIVAL AND INDEMNIFICATION

      8.1 Survival. The representations and warranties made in this Agreement shall survive the Closing until the second (2nd) annual anniversary thereof and shall thereupon expire together with any right to indemnification in respect thereof (except to the extent a written notice asserting a claim for breach of any such representation or warranty and describing such claim in reasonable detail shall have been given prior to such date to the party which made such representation or warranty). The covenants and agreements contained herein to be performed or complied with prior to the Closing shall expire at the Closing. The covenants and agreements contained in this Agreement to be performed or complied with after the Closing shall survive the Closing; provided that the right to indemnification pursuant to this Article VIII in respect of a breach of a representation or warranty shall expire on the second (2nd) annual anniversary of the Closing (except to the extent written notice asserting a claim thereunder and describing such claim in reasonable detail shall have been given prior to such date to the party from whom such indemnification is sought). After the Closing, the sole and exclusive remedy of the parties for any breach or inaccuracy of any representation or warranty contained in this Agreement, or any other claim (whether or not alleging a breach of this Agreement) that arises out of the facts and circumstances constituting such breach or inaccuracy, shall be the indemnity provided in this Article VIII. For purposes of determining materiality thresholds in Section 8.2 and 8.3 below, any qualifications as to materiality contained elsewhere herein shall be disregarded.

      8.2 Indemnification by ABC. ABC shall indemnify and hold harmless the Company its qualified designee and their respective Affiliates, and the shareholders, members, managers, directors, officers, employees, agents and/or the legal representatives of any of them (each, a "Section 8.2 Indemnified Party"), against all liabilities and expenses (including amounts paid in satisfaction of judgments, in compromise, as fines and penalties, and as counsel fees) (collectively, "Losses") incurred by him or it in connection with the investigation, defense, or disposition of any action, claim, charge, suit or other proceeding in which any Section 8.2 Indemnified Party may be involved or with which he or it may be threatened that arises out of or results from (a) any representation or warranty of such indemnifying party contained in this Agreement being untrue in any material respect as of the date on which it was made, (b) any material default by such indemnifying party or any of its Affiliates in the performance of their respective obligations under this Agreement, except to the extent (but only to the extent) any such Losses arise out of or result from the gross negligence or willful misconduct of such Section
8.2 Indemnified Party or his or its Affiliates.

      8.3 Indemnification by the Company. The Company shall, and shall cause its qualified designee to, indemnify and hold harmless ABC and its Affiliates, and the shareholders, members, managers, directors, officers, employees, agents and/or the legal representatives of any of them (each, a "Section 8.3 Indemnified Party"), against all Losses incurred by him or it in connection with the investigation, defense, or disposition of any action, suit or other proceeding in which any Section 8.3 Indemnified Party may be involved or with which he or it may be threatened that arises out of or results from (a) any representation or warranty of the Company contained in this Agreement being untrue in any material respect as of the date on which it was made or (b) any material default by the Company, its qualified designee or any of their respective Affiliates in the performance of their respective obligations under this Agreement, except to the extent (but only to the extent) any such Losses arise out of or result from the gross negligence or willful misconduct of such
Section 8.3 Indemnified Party or his or its Affiliates.

      8.4 Procedures.

            (1) The terms of this Section 8.4 shall apply to any claim (a "Claim") for indemnification under the terms of Sections 8.2 or 8.3. The Section 8.2 Indemnified Party or Section 8.3 Indemnified Party Indemnified Party (each, an "Indemnified Party"), as the case may be, shall give prompt written notice of such Claim to the indemnifying party (the "Indemnifying Party") under the applicable Section, which party may assume the defense thereof, provided that any delay or failure to so notify the Indemnifying Party shall relieve the Indemnifying Party of its obligations hereunder only to the extent, if at all, that it is materially prejudiced by reason of such delay or failure. The Indemnified Party shall have the right to approve any counsel selected by the Indemnifying Party and to approve the terms of any proposed settlement, such approval not to be unreasonably delayed or withheld (unless such settlement provides only, as to the Indemnified Party, the payment of money damages actually paid by the Indemnifying Party and a complete release of the Indemnified Party in respect of the claim in question). Notwithstanding any of the foregoing to the contrary, the provisions of this Article VIII shall not be construed so as to provide for the indemnification of any Indemnified Party for any liability to the extent (but only to the extent) that such indemnification would be in violation of applicable law or that such liability may not be waived, modified or limited under applicable law, but shall be construed so as to effectuate the provisions of this Article VIII to the fullest extent permitted by law.

            (2) In the event that the Indemnifying Party undertakes the defense of any Claim, the Indemnifying Party will keep the Indemnified Party advised as to all material developments in connection with such Claim, including, but not limited to, promptly furnishing the Indemnified Party with copies of all material documents filed or served in connection therewith.

            (3) In the event that the Indemnifying Party fails to assume the defense of any Claim within ten business days after receiving written notice thereof, the Indemnified Party shall have the right, subject to the Indemnifying Party's right to assume the defense pursuant to the provisions of this Article VIII, to undertake the defense, compromise or settlement of such Claim for the account of the Indemnifying Party. Unless and until the Indemnified Party assumes the defense of any Claim, the Indemnifying Party shall advance to the Indemnified Party any of its reasonable attorneys' fees and other costs and expenses incurred in connection with the defense of any such action or proceeding. Each Indemnified Party shall agree in writing prior to any such advancement that, in the event he or it receives any such advance, such Indemnified Party shall reimburse the Indemnifying Party for such fees, costs and expenses to the extent that it shall be determined that he or it was not entitled to indemnification under this Article VIII.

            (4) In no event shall an Indemnifying Party be required to pay in connection with any Claim for more than one firm of counsel (and local counsel) for each of the following groups of Indemnified Parties: (i) ABC, its Affiliates, and the shareholders, members, managers, directors, officers, employees, agents and/or the legal representatives of any of them; and (ii) the Company and its Affiliates, and the shareholders, members, managers, directors, officers, employees, agents and/or the legal representatives of any of them.

                                   ARTICLE IX

                                  TERMINATION

      9.1 Termination. This Agreement may be terminated, and the Transaction abandoned, without further obligation of any party, except as set forth herein, at any time prior to the Closing Date:

            (1)   by mutual written consent of the parties;

            (2) by any party by written notice to the other party, if the Closing shall not have occurred on or before February 15, 2001; provided that the party electing to exercise such right is not otherwise in breach of its obligations under this Agreement;

            (3) by any party by written notice to the other party, if the consummation of the Transaction shall be prohibited by a final, non-appealable order, decree or injunction of a court of competent jurisdiction.

      9.2 Effect of Termination. In the event of a termination of this Agreement, no party hereto shall have any liability or further obligation to any other party to this Agreement, except as set forth in paragraph (2) below, and except that nothing herein will relieve any party from liability for any breach by such party of this Agreement.

            (1)   In the event of a termination of this Agreement pursuant to
                  Section 9.1, all provisions of this Agreement shall terminate, except Section 6.2 and Articles VIII and X..

            (2) Whether or not the Closing occurs, all costs and expenses incurred in connection with this Agreement and the Transaction shall be paid by the party incurring such expenses.

                                   ARTICLE X

                            MISCELLANEOUS PROVISIONS

      10.1 Amendment and Modification. This Agreement may be amended, modified or supplemented only by written agreement of each of the parties.

      10.2 Waiver of Compliance; Consents. Any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party or parties entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirement for a waiver of compliance as set forth in this Section 10.2.

      10.3 Notices. All notices or other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile transmission, or by registered or certified mail (return receipt requested), postage prepaid, with an acknowledgment of receipt signed by the addressee or an authorized representative thereof, addressed as follows (or to such other address for a party as shall be specified by like notice; provided that notice of a change of address shall be effective only upon receipt thereof):

            If to the Company:

                  AT&T Wireless PCS, LLC
                  7277 164th Avenue Northeast
                  Redmond, WA 98052
                  Attn: William H. Hague, Esq.
                  Facsimile: (425) 580-8405

            With a copy to:

                  Friedman, Kaplan & Seiler, LLP
                  875 Third Avenue
                  New York, NY 10022
                  Attn: Greg S. Lerner, Esq.
                  Facsimile: (703) 236-1106

            If to ABC:

                  ABC Wireless, L.L.C.
                  1010 N. Glebe Road, Suite 800
                  Arlington, VA 22201
                  Attn: Thomas H. Sullivan
                  Facsimile: (703) 236-1376

            With a copy to:

                  Alicia M.V. Wyman, Esq.
                  Mintz, Levin, Cohn, Ferris
                  Glovsky and Popeo, P.C.
                  Boston, MA 02111

      10.4 Parties in Interest; Assignment. This Agreement is binding upon and is solely for the benefit of the parties hereto and their respective permitted successors, legal representatives and permitted assigns. Neither party may assign its rights and obligations hereunder without the prior written consent of the other party, except that the Company shall have the right to assign its rights under this Agreement, without ABC's consent, to TeleCorp PCS, Inc. ("TeleCorp") or a designated Affiliate of TeleCorp qualified to own and operate the ABC Licenses (herein known as a "qualified designee").

      10.5 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the conflicts of law principles thereof. The parties hereto hereby irrevocably and unconditionally consent to submit to the non-exclusive jurisdiction of the courts of the State of New York and of the United States of America located in the County of New York, New York (the "New York Courts") for any litigation arising out of or relating to this Agreement and the Transaction, waive any objection to the laying of venue of any such litigation in the New York Courts and agrees not to plead or claim in any New York Court that such litigation brought therein has been brought in an inconvenient forum.

      10.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

      10.7 Interpretation. The article and section headings contained in this Agreement are for convenience of reference only, are not part of the agreement of the parties and shall not affect in any way the meaning or interpretation of this Agreement. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the antecedent Person or Person may require.

      10.8 Entire Agreement. This Agreement, including the exhibits and schedules hereto and the certificates and instruments delivered pursuant to the terms of this Agreement, embody the entire agreement and understanding of the parties hereto in respect of the Transaction. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such Transaction.

      10.9 Publicity. So long as this Agreement is in effect, the parties agree to consult with each other in issuing any press release or otherwise making any public statement with respect to the Transaction, and no party shall issue any press release or make any such public statement prior to such consultation, except as may be required by Law. No press release or other public statement by the parties hereto shall disclose any of the financial terms of the Transaction without the prior consent of the other parties, except as may be required by Law. A breach of the provisions of this Section 10.9 by a party shall not give rise to any right to terminate this Agreement.

      10.10 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any New York Courts.

      10.11 Remedies Cumulative. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                        ABC WIRELESS, L.L.C.

                                        By: /s/ [ILLEGIBLE]
                                            ------------------------------------
                                            Name:
                                            Title:


                                        AT&T WIRELESS PCS, LLC

                                        By: /s/ Michael Schwartz
                                            ------------------------------------
                                            Name: Michael Schwartz
                                            Title: VP

                                                                      SCHEDULE I

                                  ABC LICENSES

               ======================================================
                         Market              MHz           Licensee
               ------------------------------------------------------
               Davenport, IA-Moline, IL      30          ABC Wireless
               ------------------------------------------------------
               Des Moines, IA                30          ABC Wireless
               ------------------------------------------------------
               Dubuque, IA                   30          ABC Wireless
               ------------------------------------------------------
               Iowa City, IA                 30          ABC Wireless
               ======================================================